Exhibit 99.1

   Pacific Capital Bancorp Reports Third Quarter Financial Results

    SANTA BARBARA, Calif.--(BUSINESS WIRE)--Nov. 1, 2007--Pacific
Capital Bancorp (Nasdaq:PCBC), a community bank holding company with $7.3 billion in assets, today announced financial results for the third quarter ended September 30, 2007.

    Net income for the third quarter of 2007 was $3.9 million, or $0.08 per diluted share, compared with net income of $16.8 million, or $0.36 per diluted share, reported for the third quarter of 2006. Excluding the impact of the Refund Anticipation Loan (RAL) and Refund Transfer (RT) programs, net income for the third quarter of 2007 was $18.4 million, or $0.39 per diluted share, compared with net income of $12.3 million, or $0.26 per diluted share, reported for the third quarter of 2006.

    Commenting on the third quarter results, George Leis, President and Chief Executive Officer of Pacific Capital Bancorp, said, "As we indicated earlier this week, increased losses in the 2007 RAL program significantly impacted our overall results in the third quarter. However, the core bank continues to trend positively and deliver significant year-over-year improvement. Our loan growth and stable asset quality have helped us to offset compression in our net interest margin resulting from a difficult environment for deposit gathering. During the third quarter, we generated double-digit annualized increases in the construction, commercial, and residential real estate portfolios. We are also pleased that our expense reduction initiatives continue to gain traction, as our total non-interest expenses declined by almost 9% compared to the prior year period."

    Income Statement

    Throughout this press release, the Company has presented certain amounts and ratios that are computed both with and without the impact of the Company's RAL and RT programs and certain items that are not deemed to be part of ongoing operations. The Company's management utilizes the information excluding the RAL and RT programs in the evaluation of its core banking operations and believes that the investment community also finds this information valuable. The Company has also called attention to certain other non-recurring or unusual items or events that occurred during the year. The impact of the RAL/RT programs and those other items and events on the consolidated information prepared in accordance with Generally Accepted Accounting Principles is provided in tables at the end of this release.

    Net interest income for the third quarter of 2007 was $60.0 million, compared with $62.6 million in the same quarter of 2006. The decline in net interest income is primarily attributable to the impact of higher borrowings incurred to support loan growth and higher rates paid on deposits and those borrowings. Net interest income was also impacted by the sale of the Company's Indirect Auto and Commercial Equipment Leasing portfolios in the second quarter of 2007.

    Net interest margin for the third quarter of 2007 was 3.65%, which compares with 3.90% in the third quarter of 2006. Exclusive of RALs in both periods, net interest margin in the third quarter of 2007 was 3.64%, compared with 3.87% in the third quarter of 2006. This also compares with a net interest margin of 3.89% in the second quarter of 2007, exclusive of RALs. The sequential quarter decline in net interest margin is primarily attributable to the impact of the Company's divestiture of the Indirect Auto and Commercial Equipment Leasing portfolios.

    Non-interest income was $17.3 million in the third quarter of 2007, compared with $17.3 million in the third quarter of 2006. Excluding the impact of the RAL/RT programs, non-interest income in the third quarter of 2007 was $16.7 million, compared with $16.7 million in the same period of the prior year. Increases in service charges on deposits and trust and investment advisory fees in the third quarter of 2007 were offset by lower other income due to death benefit proceeds received in the third quarter from bank owned life insurance.

    The Company's operating efficiency ratio for the third quarter of 2007 was 66.9%, compared with 70.0% in the same period last year. Excluding the impact of the RAL/RT programs, the Company's operating efficiency ratio for the third quarter of 2007 was 63.3%, compared with 68.5% in the same period last year. This also compares with an operating efficiency ratio of 63.0% in the second quarter of 2007, excluding the impact of the RAL/RT programs and the one-time items recorded in that quarter. Total non-interest expenses were reduced in the third quarter of 2007 by the recapture of $1.3 million from the Company's workers' compensation insurance reserve, resulting from a reduction in claims.

    During the third quarter of 2007, the Company recognized a tax benefit resulting from the reversal of an overaccrual of tax expense in the amount of $3.4 million related to the first half of 2007.

    Balance Sheet

    Total gross loans were $5.56 billion at September 30, 2007, compared with $5.47 billion at June 30, 2007 and $5.35 billion at September 30, 2006. Excluding RALs, total gross loans were $5.56 billion at September 30, 2007, an annualized increase of 8.6% from $5.44 billion at June 30, 2007. Excluding RALs and the divested loan portfolios, total gross loans increased 15.7% from $4.81 billion at September 30, 2006. During the third quarter, the Company generated annualized growth rates of 21.8% in construction, 12.9% in commercial, and 12.1% in the residential real estate portfolios.

    Total deposits were $4.85 billion at September 30, 2007, compared to $4.78 billion at June 30, 2007, and $4.93 billion at September 30, 2006. Excluding brokered CDs, RAL deposits and the $25.2 million in deposits included in the sale of the San Diego branch in the fourth quarter of 2006, total deposits were $4.72 billion at September 30, 2007, compared to $4.62 billion at June 30, 2007 and $4.66 billion at September 30, 2006.

    Asset Quality and Capital Ratios

    In the third quarter of 2007, the Company recorded a provision for credit losses of $24.4 million. As announced earlier this week, $22.4 million of the third quarter 2007 provision for credit losses relates to increased losses resulting from additional customer and tax preparer fraud experienced in the 2007 RAL program.

    The Company recorded a provision for credit losses of $2.0 million for the core bank in the third quarter of 2007. The low level of provision at the core bank primarily reflects the improved risk profile of the loan portfolio following the sale of the Indirect Auto and Commercial Equipment Leasing businesses.

    At September 30, 2007, the allowance for credit losses (excluding
RALs) was $40.4 million, or 0.73% of total loans (excluding RALs), compared to $41.6 million, or 0.76% of total loans, at June 30, 2007.

    Exclusive of RALs, total nonperforming assets, which include nonperforming loans and other real estate owned, remained virtually unchanged at $25.7 million, or 0.36% of total assets, at September 30, 2007, compared with $24.4 million, or 0.35% of total assets, at June 30, 2007.

    The Company's ratio of allowance to nonperforming loans (excluding
RALs) was 177% at September 30, 2007, compared to 194% at June 30,
2007.

    Excluding RALs, net charge-offs were $3.2 million for the three months ended September 30, 2007, compared with net charge-offs of $4.1 million for the three months ended June 30, 2007. Annualized net charge-offs to total average loans (both excluding RALs) were 0.23% for the three months ended September 30, 2007, compared with 0.29% for the three months ended June 30, 2007.

    Pacific Capital Bancorp noted that it has virtually no sub-prime residential mortgages and continues to experience excellent credit quality in its residential real estate portfolio. At September 30, 2007, non-performing residential real estate loans to total residential real estate loans were 0.14%.

    At September 30, 2007 the Company's capital ratios were above the well-capitalized guidelines established by bank regulatory agencies.

    Profitability Ratios

    Pacific Capital Bancorp's return on average equity (ROE) and return on average assets (ROA) for the third quarter of 2007 were 2.28% and 0.21%, respectively, compared to 11.26% and 0.93%, respectively, for the third quarter of 2006. Excluding the impact of the RAL/RT programs, the Company's ROE and ROA for the third quarter of 2007 were 14.01% and 1.05%, respectively, compared to 10.33% and 0.71%, respectively, for the third quarter of 2006.

    Share Repurchase Program

    In August 2007, the Company's Board of Directors authorized a $25 million stock repurchase program. Through September 30, 2007, the Company had spent $15.0 million to purchase approximately 610,000 shares of its common stock at an average price of $24.54.

    RIA Acquisition

    As announced separately today, the Company has taken additional steps to build out its Private Wealth Management presence with the purchase of a registered investment advisor in San Luis Obispo, California. The Company has signed a definitive agreement to acquire the assets of R. E. Wacker Associates, Inc., which manages approximately $475 million in assets. The transaction is expected to close in January 2008, and is the second acquisition of an RIA by the Company, which acquired Calabasas-based Morton Capital Management in July 2006.

    RAL/RT Programs

    The Company has carefully reviewed its 2007 RAL/RT program, re-running its enhanced fraud screening and stronger underwriting criteria against all of the loan applications. Had the enhanced risk management controls been applied during the entire 2007 tax season, the Company would have denied an additional 90,000 RAL applications, which represents approximately 5% of its total RAL volume. RALs would have accounted for 26% of total RAL and RT transactions, rather than the 28% reported for the 2007 season. The reduction in RAL volumes would have resulted in a decline in revenue of $8.6 million for the 2007 season, while the enhanced risk management controls would have prevented $71.9 million in losses. On a net basis, pre-tax income would have been $61.8 million higher in the 2007 program under the enhanced risk management model that will be in place for the 2008 program.

    The Company expects its overall transaction volume during the 2008 RAL/RT season to increase 10-15% over the 2007 season volume. With the implementation of the enhanced risk management procedures, the Company expects the product mix to shift to approximately 25% RALs and 75% RTs. The expected increase in volume reflects the Company's expectation that the number of tax preparation sites from which it sources RALs will increase from approximately 26,000 in 2007 to approximately 30,000 in 2008.

    Commenting on the RAL/RT programs, Leis said, "Following the higher losses we experienced in the 2007 RAL program, we have implemented extensive enhancements in our fraud screening and monitoring processes, as well as strengthened our underwriting criteria. Combined with the discontinuation of the 'pre-file' product, we believe we can reduce our loss rate on RALs to less than 1.00% from the 1.98% we expect for the 2007 program. Consumer demand remains strong for RALs and RTs and we believe the steps we have taken to reduce losses will help the programs return to being a catalyst for profitable growth."

    Outlook

    Based on the year-to-date results and the outlook for the fourth quarter of 2007, Pacific Capital Bancorp now expects fully diluted earnings per share to range between $1.88 and $1.90, excluding the $0.26 per diluted share net gain on sale of the loan portfolios in the second quarter of 2007 and any potential writedowns or one-time charges that may occur in the fourth quarter of 2007.

    Commenting on the outlook for Pacific Capital Bancorp, Leis said, "While we are pleased with the improvement we have made in the core bank, we recognize that we still have more work to do in order to return Pacific Capital to the level of a high performance bank. We are highly focused on driving improvement in our net interest margin and operating efficiency ratio, as well as strengthening our capital position. We intend to continue making changes throughout the Company that will reduce our cost structure and improve our balance sheet flexibility. Some of these initiatives may involve taking losses or writedowns. As we execute on these initiatives, we believe we will be able to drive more of our strong asset growth to the bottom line."

    Conference Call and Webcast

    The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time to discuss its third quarter 2007 results. To access a live webcast of the conference call, log on at the Investor Relations page of the Company's website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 50 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and First Bank of San Luis Obispo.

    Forward Looking Statements

    This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company's de novo branching and acquisition efforts, the operating characteristics of the Company's income tax refund loan and transfer programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in California; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company's income tax refund loan and refund transfer programs; (6) legislative or regulatory changes or litigation adversely affecting the businesses in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. For a more detailed description of the risk factors associated with the Company's businesses, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

    Non-GAAP Amounts and Measures

    This press release contains amounts and ratios that are computed excluding the results of operations of the RAL/RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities conducted primarily during the first and second quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investors find this information useful for the same reason that Management uses it internally, namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.

    The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.

    In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL and RT programs, this release contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on a FTE basis provide a useful picture of net interest income, net interest margin and operating efficiency for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on a FTE basis.

    The assets, liabilities, and results of operations of the Company's refund programs are reported in its periodic filings with the SEC as a segment of its business. Because these are activities conducted by very few other financial institutions, users of the financial statements have indicated that they are interested in information for the Company exclusive of these programs so that they may compare the results of operations with financial institutions that have no comparable programs. The amounts and ratios may generally be computed from the information provided in the note to its financial statements that discloses segment information, but are computed and included in the press release for the convenience of those users.




                                                          (unaudited-
Consolidated Balance Sheets       (unaudited) (unaudited)  restated)
(dollars in thousands)
                                    9/30/2007   6/30/2007   3/31/2007
Assets
 Cash and due from banks           $  250,818  $  345,305  $  178,822
 Trading securities                        --       1,011          --
 Available-for-sale securities        976,161     963,687     998,147
 Loans held for sale                       --          --     233,939
 Loans
  Real estate
   Residential                      1,401,282   1,360,031   1,456,290
   Multi-family residential           285,779     287,392     287,187
   Non-residential                  1,517,370   1,502,310   1,243,983
   Construction                       655,424     621,601     544,803
  Commercial loans                  1,112,027   1,077,305   1,032,410
  Home equity loans                   379,564     379,407     373,028
  Consumer loans                      206,312     213,682     199,208
  Tax refund loans (RAL)                2,695      30,195      97,400
  Leases                                   --          14     282,857
  Other loans                           2,759       2,314       2,547
                                  ----------- ----------- -----------
  Gross loans                       5,563,212   5,474,251   5,519,713
 Allowance for credit losses           40,375      43,549      63,204
                                  ----------- ----------- -----------
 Total loans, net                   5,522,837   5,430,702   5,456,509
 Premises, equipment and other
  long-term assets                     88,981      90,788      93,525
 Accrued interest receivable           33,489      32,659      31,990
 Goodwill                             145,749     145,272     145,272
 Other intangible assets                7,555       7,572       7,953
 Other assets                         261,486     271,903     275,295
                                  ----------- ----------- -----------
Total assets                       $7,287,076  $7,288,899  $7,421,452
                                  =========== =========== ===========

Liabilities
 Deposits
  Non-interest-bearing demand
   deposits                        $1,067,401  $1,030,617  $1,194,922
  Interest-bearing deposits
   NOW accounts                     1,142,055   1,142,744   1,169,867
   Money market deposit accounts      812,654     747,120     637,535
   Other savings deposits             266,651     280,819     287,099
   Time certificates of $100,000
    or more                           987,480     981,570   1,195,365
   Other time deposits                572,406     601,107     524,496
                                  ----------- ----------- -----------
  Total interest-bearing deposits   3,781,246   3,753,360   3,814,362
                                  ----------- ----------- -----------
       Total deposits               4,848,647   4,783,977   5,009,284
 Federal funds purchased and
  securities sold under
  agreements to repurchase            246,293     285,391     344,667
 Long-term debt and other
  borrowings                        1,431,993   1,422,233   1,263,949
 Obligations under capital lease        9,635       9,579       9,523
 Accrued interest payable and
  other liabilities                    82,696     105,831     131,531
                                  ----------- ----------- -----------
Total liabilities                   6,619,264   6,607,011   6,758,954

Shareholders' equity                  667,812     681,888     662,498
                                  ----------- ----------- -----------
Total liabilities and
 shareholders' equity              $7,287,076  $7,288,899  $7,421,452
                                  =========== =========== ===========

 Total consumer loans, net of
  holiday loans                    $  206,312  $  213,682  $  199,208


Consolidated Balance
 Sheets                            (unaudited) % Change 09/30/2007 vs.
(dollars in thousands)                         6/30/2007   9/30/2006
                        12/31/2006   9/30/2006 Annualized
Assets
 Cash and due from
  banks                $   154,182  $  191,974    (109.5%)      30.7%
 Trading securities             --          --       N/A         N/A
 Available-for-sale
  securities             1,167,142   1,222,833       5.2%      (20.2%)
 Loans held for sale            --          --       N/A         N/A
 Loans
  Real estate
   Residential           1,199,719   1,301,075      12.1%        7.7%
   Multi-family
    residential            287,626     280,203      (2.2%)       2.0%
   Non-residential       1,420,401   1,211,434       4.0%       25.3%
   Construction            536,443     490,278      21.8%       33.7%
  Commercial loans       1,072,831     958,305      12.9%       16.0%
  Home equity loans        372,637     362,768       0.2%        4.6%
  Consumer loans           527,751     422,003     (13.8%)     (51.1%)
  Tax refund loans
   (RAL)                        --      15,109    (364.3%)     (82.2%)
  Leases                   297,526     305,015       N/A         N/A
  Other loans                3,899       2,184      76.9%       26.3%
                       ----------- -----------
  Gross loans            5,718,833   5,348,374       6.5%        4.0%
 Allowance for credit
  losses                    64,671      56,246     (29.2%)     (28.2%)
                       ----------- -----------
 Total loans, net        5,654,162   5,292,128       6.8%        4.4%
 Premises, equipment
  and other long-term
  assets                    95,400     108,149      (8.0%)     (17.7%)
 Accrued interest
  receivable                32,294      31,104      10.2%        7.7%
 Goodwill                  145,272     145,271       1.3%        0.3%
 Other intangible
  assets                     8,797       9,846      (0.9%)     (23.3%)
 Other assets              237,581     224,200     (15.3%)      16.6%
                       ----------- -----------
Total assets           $ 7,494,830  $7,225,505      (0.1%)       0.9%
                       =========== ===========

Liabilities
 Deposits
  Non-interest-bearing
   demand deposits     $ 1,079,152  $1,075,252      14.3%       (0.7%)
  Interest-bearing
   deposits
   NOW accounts          1,186,352   1,140,881      (0.2%)       0.1%
   Money market
    deposit accounts       630,155     635,488      35.1%       27.9%
   Other savings
    deposits               275,910     301,739     (20.2%)     (11.6%)
   Time certificates
    of $100,000 or
    more                 1,136,762   1,245,287       2.4%      (20.7%)
   Other time deposits     738,070     533,685     (19.1%)       7.3%
                       ----------- -----------
  Total interest-
   bearing deposits      3,967,249   3,857,080       3.0%       (2.0%)
                       ----------- -----------
       Total deposits    5,046,401   4,932,332       5.4%       (1.7%)
 Federal funds
  purchased and
  securities sold
  under agreements to
  repurchase               356,352     286,883     (54.8%)     (14.1%)
 Long-term debt and
  other borrowings       1,391,704   1,296,593       2.7%       10.4%
 Obligations under
  capital lease              9,468       9,473       2.3%        1.7%
 Accrued interest
  payable and other
  liabilities               73,529      77,703     (87.4%)       6.4%
                       ----------- -----------
Total liabilities        6,877,454   6,602,984       0.7%        0.2%

Shareholders' equity       617,376     622,521      (8.3%)       7.3%
                       ----------- -----------
Total liabilities and
 shareholders' equity  $ 7,494,830  $7,225,505      (0.1%)       0.9%
                       =========== ===========

 Total consumer loans,
  net of holiday loans $   441,500  $  422,003     (13.8%)     (51.1%)





Consolidated Statements of Income
 (unaudited)
(dollars in thousands)               For the Three-Month Period Ended
                                                 9/30/2007
                                                  Excluding
                                     Consolidated   RAL/RT   RAL/RT
Interest income
     Loans                              $101,404   $101,292 $    112
     Securities                           11,736     11,736       --
     Federal funds sold, securities
      purchased under resale
      agreements and other earning
      assets                               1,519      1,519       --
                                     ------------ --------- ---------
      Total interest income              114,659    114,547      112
                                     ------------ --------- ---------
Interest expense
     Deposits                             32,399     32,399       --
     Securities sold under
      agreements to repurchase and
      federal funds purchased              3,450      3,450       --
     Other borrowed funds                 18,842     18,149      693
                                     ------------ --------- ---------
      Total interest expense              54,691     53,998      693
                                     ------------ --------- ---------
Net interest income                       59,968     60,549     (581)
                                     ------------ --------- ---------
Provision for credit losses
     Provision for credit losses -
      RAL                                 22,383         --   22,383
     Provision for credit losses -
      Excluding RAL/RT                     2,018      2,018       --
                                     ------------ --------- ---------
Provision for credit losses               24,401      2,018   22,383
                                     ------------ --------- ---------
Net interest income after provision
 for credit losses                        35,567     58,531  (22,964)
                                     ------------ --------- ---------
Non-interest income
     Service charges on deposits           4,446      4,446       --
     Trust and investment advisory
      fees                                 6,009      6,009       --
     Refund transfer fees                    370         --      370
     Other service charges,
      commissions and fees, net            4,105      3,915      190
     Gain on securities, net                   5          5       --
     Other income                          2,335      2,335       --
                                     ------------ --------- ---------
      Total non-interest income           17,270     16,710      560
                                     ------------ --------- ---------
Non-interest expense
     Salaries and benefits                26,987     26,536      451
     Net occupancy expense                 5,552      5,322      230
     Equipment expense                     2,224      2,066      158
     Other expenses                       17,412     15,478    1,934
                                     ------------ --------- ---------
      Total non-interest expense          52,175     49,402    2,773
                                     ------------ --------- ---------
Net income before taxes                      662     25,839  (25,177)
Provision (benefit) for income taxes      (3,191)     7,396  (10,587)
                                     ------------ --------- ---------
Net income                              $  3,853   $ 18,443 $(14,590)
                                     ============ ========= =========

Earnings per share - basic              $   0.08
Earning per share - diluted             $   0.08
Average number of shares - basic          46,945
Average number of shares - diluted        47,179


Consolidated Statements
 of Income (unaudited)
(dollars in thousands)      For the Three-Month Period
                                  Ended 9/30/2006         Consolidated
                                       Excluding
                          Consolidated   RAL/RT   RAL/RT   % Change
Interest income
     Loans                   $ 99,804   $ 99,683 $   121         1.6%
     Securities                13,600     13,600      --       (13.7%)
     Federal funds sold,
      securities
      purchased under
      resale agreements
      and other earning
      assets                       75         75      --         N/A
                          ------------ --------- --------
      Total interest
       income                 113,479    113,358     121         1.0%
                          ------------ --------- --------
Interest expense
     Deposits                  30,767     30,401     366         5.3%
     Securities sold
      under agreements to
      repurchase and
      federal funds
      purchased                 3,915      3,915      --       (11.9%)
     Other borrowed funds      16,174     15,481     693        16.5%
                          ------------ --------- --------
      Total interest
       expense                 50,856     49,797   1,059         7.5%
                          ------------ --------- --------
Net interest income            62,623     63,561    (938)       (4.2%)
                          ------------ --------- --------
Provision for credit
 losses
     Provision for credit
      losses - RAL             (9,000)        --  (9,000)        N/A
     Provision for credit
      losses - Excluding
      RAL/RT                    6,281      6,281      --       (67.9%)
                          ------------ --------- --------
Provision for credit
 losses                        (2,719)     6,281  (9,000)        N/A
                          ------------ --------- --------
Net interest income after
 provision for credit
 losses                        65,342     57,280   8,062       (45.6%)
                          ------------ --------- --------
Non-interest income
     Service charges on
      deposits                  4,187      4,187      --         6.2%
     Trust and investment
      advisory fees             5,681      5,681      --         5.8%
     Refund transfer fees         251         --     251        47.4%
     Other service
      charges,
      commissions and
      fees, net                 4,299      3,867     432        (4.5%)
     Gain on securities,
      net                           4          4      --        25.0%
     Other income               2,915      2,915      --       (19.9%)
                          ------------ --------- --------
      Total non-interest
       income                  17,337     16,654     683        (0.4%)
                          ------------ --------- --------
Non-interest expense
     Salaries and
      benefits                 29,127     28,202     925        (7.3%)
     Net occupancy
      expense                   4,876      4,655     221        13.9%
     Equipment expense          2,903      2,701     202       (23.4%)
     Other expenses            20,183     20,481    (298)      (13.7%)
                          ------------ --------- --------
      Total non-interest
       expense                 57,089     56,039   1,050        (8.6%)
                          ------------ --------- --------
Net income before taxes        25,590     17,895   7,695       (97.4%)
Provision (benefit) for
 income taxes                   8,799      5,563   3,236      (136.3%)
                          ------------ --------- --------
Net income                   $ 16,791   $ 12,332 $ 4,459       (77.1%)
                          ============ ========= ========

Earnings per share -
 basic                       $   0.36
Earning per share -
 diluted                     $   0.36
Average number of shares
 - basic                       46,818
Average number of shares
 - diluted                     47,120


The Company's management utilizes the above "Excluding RAL/RT" financial information in the evaluation of its banking operations (core bank) and believes that the investment community also finds this information valuable to understand the key drivers of the business.




Consolidated Statements of Income
 (unaudited)
(dollars in thousands)                For the Nine-Month Period Ended
                                                 9/30/2007
                                                   Excluding
                                      Consolidated   RAL/RT   RAL/RT
Interest income
          Loans                           $432,869  $314,301 $118,568
          Securities                        36,276    36,276       --
          Federal funds sold,
           securities purchased under
           resale agreements and
           other earning assets              2,629     2,629       --
                                      ------------ --------- --------
           Total interest income           471,774   353,206  118,568
                                      ------------ --------- --------
Interest expense
          Deposits                          99,236    95,867    3,369
          Securities sold under
           agreements to repurchase
           and federal funds
           purchased                        14,565    10,738    3,827
          Other borrowed funds              55,760    51,152    4,608
                                      ------------ --------- --------
           Total interest expense          169,561   157,757   11,804
                                      ------------ --------- --------
Net interest income                        302,213   195,449  106,764
                                      ------------ --------- --------
Provision for credit losses
          Provision for credit losses
           - RAL                            93,959        --   93,959
          Provision for credit losses
           - Excluding RAL/RT               14,535    14,535       --
                                      ------------ --------- --------
Provision for credit losses                108,494    14,535   93,959
                                      ------------ --------- --------
Net interest income after provision
 for credit losses                         193,719   180,914   12,805
                                      ------------ --------- --------
Non-interest income
          Service charges on deposits       13,104    13,104       --
          Trust and investment
           advisory fees                    18,183    18,183       --
          Refund transfer fees              45,756        --   45,756
          Other service charges,
           commissions and fees, net        18,555    12,101    6,454
          Gain on sale of tax refund
           loans, net                       41,822        --   41,822
          Gain on sale of leasing
           portfolio                        24,344    24,344       --
          Gain on securities, net            1,944     1,944       --
          Other income                       6,663     6,633       30
                                      ------------ --------- --------
           Total non-interest income       170,371    76,309   94,062
                                      ------------ --------- --------
Non-interest expense
          Salaries and benefits             93,867    87,032    6,835
          Net occupancy expense             16,440    15,684      756
          Equipment expense                  7,301     6,761      540
          Refund program marketing
           and technology fees              44,500        --   44,500
          Other expenses                    62,024    47,653   14,371
                                      ------------ --------- --------
           Total non-interest expense      224,132   157,130   67,002
                                      ------------ --------- --------
Net income before taxes                    139,958   100,093   39,865
Provision for income taxes                  51,301    34,538   16,763
                                      ------------ --------- --------
Net income                                $ 88,657  $ 65,555 $ 23,102
                                      ============ ========= ========

Earnings per share - basic                $   1.89
Earning per share - diluted               $   1.88
Average number of shares - basic            46,971
Average number of shares - diluted          47,244


Consolidated Statements
 of Income (unaudited)
(dollars in thousands)    For the Nine-Month Period Ended Consolidated
                                     9/30/2006
                                       Excluding
                          Consolidated   RAL/RT   RAL/RT   % Change
Interest income
          Loans               $400,960 $283,113  $117,847        8.0%
          Securities            42,614   42,614        --      (14.9%)
          Federal funds
           sold,
           securities
           purchased
           under resale
           agreements and
           other earning
           assets                  200     (390)      590        N/A
                          ------------ --------- --------
           Total interest
            income             443,774  325,337   118,437        6.3%
                          ------------ --------- --------
Interest expense
          Deposits              84,131   82,631     1,500       18.0%
          Securities sold
           under
           agreements to
           repurchase and
           federal funds
           purchased            13,761    9,298     4,463        5.8%
          Other borrowed
           funds                38,695   36,640     2,055       44.1%
                          ------------ --------- --------
           Total interest
            expense            136,587  128,569     8,018       24.1%
                          ------------ --------- --------
Net interest income            307,187  196,768   110,419       (1.6%)
                          ------------ --------- --------
Provision for credit
 losses
          Provision for
           credit losses
           - RAL                36,290       --    36,290      158.9%
          Provision for
           credit losses
           - Excluding
           RAL/RT               15,093   15,093        --       (3.7%)
                          ------------ --------- --------
Provision for credit
 losses                         51,383   15,093    36,290      111.1%
                          ------------ --------- --------
Net interest income after
 provision for credit
 losses                        255,804  181,675    74,129      (24.3%)
                          ------------ --------- --------
Non-interest income
          Service charges
           on deposits          12,293   12,293        --        6.6%
          Trust and
           investment
           advisory fees        14,522   14,522        --       25.2%
          Refund transfer
           fees                 44,815       --    44,815        2.1%
          Other service
           charges,
           commissions
           and fees, net        21,859   12,017     9,842      (15.1%)
          Gain on sale of
           tax refund
           loans, net           43,163       --    43,163       (3.1%)
          Gain on sale of
           leasing
           portfolio                --       --        --        N/A
          Gain on
           securities,
           net                     151      151        --        N/A
          Other income           6,722    6,721         1       (0.9%)
                          ------------ --------- --------
           Total non-
            interest
            income             143,525   45,704    97,821       18.7%
                          ------------ --------- --------
Non-interest expense
          Salaries and
           benefits             95,242   86,928     8,314       (1.4%)
          Net occupancy
           expense              14,271   13,624       647       15.2%
          Equipment
           expense               7,917    7,305       612       (7.8%)
          Refund program
           marketing and
           technology
           fees                 54,706       --    54,706      (18.7%)
          Other expenses        76,391   64,149    12,242      (18.8%)
                          ------------ --------- --------
           Total non-
            interest
            expense            248,527  172,006    76,521       (9.8%)
                          ------------ --------- --------
Net income before taxes        150,802   55,373    95,429       (7.2%)
Provision for income
 taxes                          55,125   14,997    40,128       (6.9%)
                          ------------ --------- --------
Net income                    $ 95,677 $ 40,376  $ 55,301       (7.3%)
                          ============ ========= ========

Earnings per share -
 basic                        $   2.05
Earning per share -
 diluted                      $   2.03
Average number of shares
 - basic                        46,741
Average number of shares
 - diluted                      47,143


The Company's management utilizes the above "Excluding RAL/RT" financial information in the evaluation of its banking operations (core bank) and believes that the investment community also finds this information valuable to understand the key drivers of the business.




Consolidated Average Balances and Annualized Yields (unaudited)
(dollars in
 thousands)                               QTD
                  ----------------------------------------------------
                    For the Three-Month     For the Three-Month Period
                    Period Ended 9/30/2007        Ended 9/30/2006
Average Assets     Balance    Income  Rate   Balance    Income   Rate
 Federal funds
  sold and other
  earning assets  $  115,006 $  1,519 5.24% $    6,253 $     75  4.76%
 Securities (1)
  (2)
  Taxable            754,002    8,940 4.70%  1,039,501   10,778  4.11%
  Non-taxable        206,790    3,498 6.77%    209,185    4,283  8.19%
                  ---------- -------- ----- ---------- -------- ------
   Total
    securities       960,792   12,438 5.15%  1,248,686   15,061  4.79%
                  ---------- -------- ----- ---------- -------- ------
 Loans (1) (3)
  Commercial
   (including
   Leasing)        1,088,061   24,320 8.87%  1,283,405   29,043  8.98%
  Real estate -
   non
   residential     2,438,997   44,062 7.23%  2,123,551   39,940  7.52%
  Real estate -
   residential     1,379,669   20,469 5.93%  1,077,432   15,292  5.68%
  Consumer           613,026   12,528 8.11%    786,019   15,569  7.86%
  Other                2,911       62 8.45%      2,886       55  7.56%
                  ---------- -------- ----- ---------- -------- ------
   Total loans     5,522,664  101,441 7.33%  5,273,293   99,899  7.55%
                  ---------- -------- ----- ---------- -------- ------
 Total earning
  assets           6,598,462  115,398 6.94%  6,528,232  115,035  6.99%
                  ---------- -------- ----- ---------- -------- ------
 SFAS 115 market
  value
  adjustment          11,728                  (16,616)
 Non earning
  assets             639,824                   636,998
                  ----------                ----------
Total average
 assets           $7,250,014                $7,148,614
                  ==========                ==========

Average
 liabilities and
 shareholders'
 equity
 Non-interest-
  bearing demand
  deposits        $1,020,983 $     -- 0.00% $1,096,877 $     --  0.00%
 Interest-bearing
  deposits
  Interest-
   bearing demand
   and savings     2,202,366   15,095 2.72%  2,110,369   12,888  2.42%
  Time
   certificates
   of deposit      1,560,697   17,304 4.40%  1,725,203   17,879  4.11%
                  ---------- -------- ----- ---------- -------- ------
 Total interest-
  bearing
  deposits         3,763,063   32,399 3.42%  3,835,572   30,767  3.18%
                  ---------- -------- ----- ---------- -------- ------
 Borrowings
  Federal funds
   purchased and
   repurchase
   agreements        279,404    3,450 4.90%    313,708    3,915  4.95%
  Other
   borrowings      1,409,366   18,842 5.30%  1,231,836   16,174  5.21%
                  ---------- -------- ----- ---------- -------- ------
 Total borrowings  1,688,770   22,292 5.24%  1,545,544   20,089  5.16%
                  ---------- -------- ----- ---------- -------- ------
 Total interest-
  bearing
  liabilities      5,451,833   54,691 3.98%  5,381,116   50,856  3.75%
                  ---------- -------- ----- ---------- -------- ------
 Other
  liabilities        106,588                    78,882
 Shareholders'
  equity             670,610                   591,739
                  ----------                ----------
Total average
 liabilities and
 shareholders'
 equity           $7,250,014                $7,148,614
                  ==========                ==========

Interest
 income/earning
 assets                               6.94%                      6.99%
Interest
 expense/earning
 assets                               3.29%                      3.09%
Tax equivalent
 net interest
 margin                        60,707 3.65%              64,179  3.90%
Provision for
 credit
 losses/earning
 assets                        24,401 1.47%             (2,719) -0.17%
                             -------- -----            -------- ------
Net interest
 income on tax
 equiv. basis
 after provision
 for credit
 losses                        36,306 2.18%              66,898  4.07%
Less: Tax
 equivalent
 interest income
 from non-taxable
 securities and
 loans included
 in interest
 income                           739 0.04%               1,556  0.10%
                             -------- -----            -------- ------
Net interest
 income after
 provision for
 credit losses               $ 35,567 2.14%            $ 65,342  3.97%
                             ======== =====            ======== ======

Loan information
 excluding RAL:
Total loans, RAL  $   28,329 $    112   N/A $    8,601 $    120    N/A
Total loans,
 excluding RAL    $5,494,335 $101,329 7.32% $5,264,692 $ 99,779  7.52%
Consumer loans,
 excluding RAL    $  584,697 $ 12,416 8.42% $  777,418 $ 15,448  7.88%





(1) Income and yield calculations are presented on an annualized and fully taxable equivalent basis.
(2) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.
(3) Nonaccrual loans are included in loan balances. Interest income includes related fee income.




Consolidated Average Balances and Annualized Yields (unaudited)
(dollars in
 thousands)                               YTD
                 -----------------------------------------------------
                 For the Nine-Month Period  For the Nine-Month Period
                       Ended 9/30/2007             Ended 9/30/06
Average Assets    Balance    Income   Rate   Balance    Income   Rate
Federal funds
 sold and other
 earning assets  $   66,421 $  2,629  5.29% $    6,640 $    200  4.03%
 Securities (1)
  (2)
  Taxable           806,695   27,901  4.62%  1,099,213   34,197  4.16%
  Non-taxable       207,427   11,708  7.53%    209,132   12,794  8.16%
                 ---------- -------- ------ ---------- -------- ------
   Total
    securities    1,014,122   39,609  5.22%  1,308,345   46,991  4.80%
                 ---------- -------- ------ ---------- -------- ------
 Loans (1) (3)
  Commercial
   (including
   Leasing)       1,232,286   82,096  8.91%  1,252,900   82,188  8.77%
  Real estate -
   non
   residential    2,340,394  128,515  7.32%  2,046,733  112,739  7.34%
  Real estate -
   residential    1,304,797   57,327  5.86%  1,031,137   43,498  5.62%
  Consumer        1,142,874  164,961 19.30%    933,432  162,710 23.31%
  Other               2,890      172  7.96%      2,858      117  5.47%
                 ---------- -------- ------ ---------- -------- ------
   Total loans    6,023,241  433,071  9.60%  5,267,060  401,252 10.18%
                 ---------- -------- ------ ---------- -------- ------
 Total earning
  assets          7,103,784  475,309  8.95%  6,582,045  448,443  9.11%
                 ---------- -------- ------ ---------- -------- ------
 SFAS 115 market
  value
  adjustment         18,821                    (7,402)
 Non earning
  assets            444,565                    552,641
                 ----------                 ----------
Total average
 assets          $7,567,170                 $7,127,284
                 ==========                 ==========

Average
 liabilities and
 shareholders'
 equity
 Non-interest-
  bearing demand
  deposits       $1,160,572 $     --  0.00% $1,194,019 $     --  0.00%
 Interest-
  bearing
  deposits
  Interest-
   bearing
   demand and
   savings        2,132,474   41,032  2.57%  2,210,335   34,168  2.07%
  Time
   certificates
   of deposit     1,732,963   58,204  4.49%  1,716,090   49,963  3.89%
                 ---------- -------- ------ ---------- -------- ------
 Total interest-
  bearing
  deposits        3,865,437   99,236  3.43%  3,926,425   84,131  2.86%
                 ---------- -------- ------ ---------- -------- ------
 Borrowings
  Federal funds
   purchased and
   repurchase
   agreements       382,088   14,565  5.10%    405,442   13,761  4.54%
  Other
   borrowings     1,401,141   55,760  5.32%  1,057,224   38,695  4.89%
                 ---------- -------- ------ ---------- -------- ------
 Total
  borrowings      1,783,229   70,325  5.27%  1,462,666   52,456  4.79%
                 ---------- -------- ------ ---------- -------- ------
 Total interest-
  bearing
  liabilities     5,648,666  169,561  4.01%  5,389,091  136,587  3.39%
                 ---------- -------- ------ ---------- -------- ------
 Other
  liabilities       100,680                   (39,104)
 Shareholders'
  equity            657,252                    583,278
                 ----------                 ----------
Total average
 liabilities and
 shareholders'
 equity          $7,567,170                 $7,127,284
                 ==========                 ==========

Interest
 income/earning
 assets                               8.95%                      9.11%
Interest
 expense/earning
 assets                               3.20%                      2.78%
Tax equivalent
 net interest
 margin                      305,748  5.75%             311,856  6.33%
Provision for
 credit
 losses/earning
 assets                      108,494  2.04%              51,383  1.04%
                            -------- ------            -------- ------
Net interest
 income on tax
 equiv. basis
 after provision
 for credit
 losses                      197,254  3.71%             260,473  5.29%
Less: Tax
 equivalent
 interest income
 from non-
 taxable
 securities and
 loans included
 in interest
 income                        3,535  0.06%               4,668  0.09%
                            -------- ------            -------- ------
Net interest
 income after
 provision for
 credit losses              $193,719  3.65%            $255,805  5.20%
                            ======== ======            ======== ======

Loan information
 excluding RAL:
Total loans, RAL $  438,011 $118,568    N/A $  186,593 $117,847    N/A
Total loans,
 excluding RAL   $5,585,230 $314,503  7.53% $5,080,467 $283,405  7.46%
Consumer loans,
 excluding RAL   $  704,863 $ 46,393  8.80% $  746,839 $ 44,863  8.03%




(1) Income and yield calculations are presented on an annualized and fully taxable equivalent basis.
(2) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.
(3) Nonaccrual loans are included in loan balances. Interest income includes related fee income.




Key Financial Ratios
(dollars in thousands)                    For the Three-Month
 (unaudited)                                 Periods Ended
                                   9/30/2007   6/30/2007   9/30/2006
Financial Ratios
 Operating efficiency ratio
  consolidated                         66.92%      48.67%      70.04%
 Operating efficiency ratio
  RAL/RT                                 N/A       20.79%        N/A
 Operating efficiency ratio
  excluding RAL/RT                     63.34%      51.47%      68.53%

 Return on average equity
  consolidated                          2.28%      19.99%      11.26%
 Return on average equity RAL/RT         N/A       13.58%      14.95%
 Return on average equity
  excluding RAL/RT                     14.01%      21.86%      10.33%

 Return on average assets
  consolidated                          0.21%       1.83%       0.93%
 Return on average assets RAL/RT         N/A        5.56%       7.37%
 Return on average assets
  excluding RAL/RT                      1.05%       1.63%       0.71%
 Leverage ratio                         9.25%       9.15%       8.28%

                                          For the Three-Month
                                             Periods Ended
                                   9/30/2007   6/30/2007   9/30/2006
 Net interest margin consolidated       3.65%       4.13%       3.90%
 Net interest margin RAL/RT              N/A         N/A         N/A
 Net interest margin excluding
  RAL/RT (1)                            3.64%       3.89%       3.87%


                                          For the Three-Month
                                             Periods Ended
                                   9/30/2007   6/30/2007   9/30/2006
 Tier 1 capital to Average
  Tangible Assets ratio                 8.19%       8.07%       7.50%
 Tier 1 capital to Risk Weighted
  Assets ratio                          9.94%       9.96%       9.00%
 Total Tier 1 & Tier 2 Capital to
  Risk Weighted Assets ratio           12.49%      12.67%      11.90%



                                          For the Three-Month
                                             Periods Ended
Credit Quality Ratios              9/30/2007   6/30/2007   9/30/2006
 Allowance for credit losses
  consolidated                    $   40,375  $   43,549  $   56,246
 Allowance for credit losses
  RAL/RT                                  --       1,993         773
 Allowance for credit losses
  excluding RAL/RT                    40,375      41,556      55,473

                                          For the Three-Month
                                             Periods Ended
                                   9/30/2007   6/30/2007   9/30/2006
 Net charge-offs consolidated     $   27,575  $    9,444  $   (5,327)
 Net charge-offs RAL/RT               24,376       5,334      (9,054)
 Net charge-offs excluding RAL/RT      3,199       4,110       3,727


 Annualized net charge-offs to
  average loans consolidated            1.98%       0.67%        N/A
 Annualized net charge-offs to
  average loans RAL/RT                   N/A       31.99%        N/A
 Annualized net charge-offs to
  average loans excluding RAL/RT        0.23%       0.29%       0.28%

                                          For the Three-Month
                                             Periods Ended
                                   9/30/2007   6/30/2007   9/30/2006
Nonperforming assets
 Loans past due 90 days and
  accruing                        $      864  $      747  $    5,236
 Nonaccrual loans                     21,956      20,690      14,864
                                  ----------- ----------- -----------
 Total nonperforming loans            22,820      21,437      20,100
 Other real estate owned and
  other foreclosed assets              2,910       2,967       2,910
                                  ----------- ----------- -----------
Total nonperforming assets        $   25,730  $   24,404  $   23,010
                                  =========== =========== ===========

Nonperforming loans/total loans
 excluding RAL/RT                       0.41%       0.39%       0.38%
Nonperforming assets/total assets
 excluding RAL/RT                       0.36%       0.35%       0.33%
Allowance for credit losses/non
 performing loans excluding
 RAL/RT                                  177%        194%        276%
Allowance for credit losses/total
 loans excluding RAL/RT                 0.73%       0.76%       1.04%


Book value per share
 Actual shares outstanding at end
  of period (in thousands)            46,539      47,092      46,844
 Book value per share             $    14.35  $    14.48  $    13.29
Tangible book value per share     $    11.06  $    11.23  $     9.98


Key Financial Ratios
(dollars in thousands) (unaudited)               For the Nine-Month
                                                    Periods Ended
                                                9/30/2007   9/30/2006
Financial Ratios
 Operating efficiency ratio consolidated            47.27%      54.59%
 Operating efficiency ratio RAL/RT                  33.36%      36.75%
 Operating efficiency ratio excluding RAL/RT        57.48%      69.64%

 Return on average equity consolidated              18.03%      21.93%
 Return on average equity RAL/RT                    20.69%      62.66%
 Return on average equity excluding RAL/RT          17.26%      11.60%

 Return on average assets consolidated               1.57%       1.79%
 Return on average assets RAL/RT                     4.56%      17.22%
 Return on average assets excluding RAL/RT           1.27%       0.81%
 Leverage ratio                                      8.69%       8.18%

                                                 For the Nine-Month
                                                    Periods Ended
                                                9/30/2007   9/30/2006
 Net interest margin consolidated                    5.75%       6.33%
 Net interest margin RAL/RT                           N/A         N/A
 Net interest margin excluding RAL/RT (1)            3.86%       4.15%




 Tier 1 capital to Average Tangible Assets
  ratio
 Tier 1 capital to Risk Weighted Assets ratio
 Total Tier 1 & Tier 2 Capital to Risk
  Weighted Assets ratio




Credit Quality Ratios
 Allowance for credit losses consolidated
 Allowance for credit losses RAL/RT
 Allowance for credit losses excluding RAL/RT

                                                 For the Nine-Month
                                                    Periods Ended
                                                9/30/2007   9/30/2006
 Net charge-offs consolidated                  $  113,128  $   50,735
 Net charge-offs RAL/RT                            93,962      35,517
 Net charge-offs excluding RAL/RT                  19,166      15,218


 Annualized net charge-offs to average loans
  consolidated                                       2.51%       1.29%
 Annualized net charge-offs to average loans
  RAL/RT                                            28.68%      25.45%
 Annualized net charge-offs to average loans
  excluding RAL/RT                                   0.46%       0.40%



Nonperforming assets
 Loans past due 90 days and accruing
 Nonaccrual loans
 Total nonperforming loans
 Other real estate owned and other foreclosed
  assets
Total nonperforming assets

Nonperforming loans/total loans excluding
 RAL/RT
Nonperforming assets/total assets excluding
 RAL/RT
Allowance for credit losses/non performing
 loans excluding RAL/RT
Allowance for credit losses/total loans
 excluding RAL/RT


Book value per share
 Actual shares outstanding at end of period
  (in thousands)
 Book value per share
Tangible book value per share





(1) Uses Non-GAAP Measures found below.




Reconciliation of GAAP to Non-GAAP Measures
Page 2 of Release for 3rd Quarter Earnings
(dollars and shares in thousands)

  --------------------------------------------------------------------
             For the Three-Month Period ended June 30, 2007
   Normalization for Non-recurring Second Quarter 2007 Transactions
                               (unaudited)

  --------------------------------------------------------------------

                                       Indirect
                                    Auto
                             GAAP       Portfolio Leasing
                          Consolidated     (1)       (1)    Severance
                         ------------- ---------- --------- ---------

Net interest income           $66,835     $   --  $     --     $  --
Provision for credit
 losses                         5,115         --        --        --
Non-interest income            48,859        850   (24,344)       --
Non-interest expense           57,059       (321)   (1,427)     (769)
                         ------------- ---------- --------- ---------
Net income before taxes        53,520      1,171   (22,917)      769
                         ------------- ---------- --------- ---------
Provision for income
 taxes                         20,354        492    (9,637)      323
                         ------------- ---------- --------- ---------
Net Income                    $33,166     $  679  $(13,280)    $ 446
                         ============= ========== ========= =========

Earnings per share -
 basic (2)                    $  0.71     $ 0.01  $  (0.28)    $0.01
Earnings per share -
 diluted (2)                  $  0.70     $ 0.01  $  (0.28)    $0.01
Average number of shares
 - basic                       47,016
Average number of shares
 - diluted                     47,286
Efficiency ratio                48.67%
                         ------------- ---------- --------- ---------

                                                            Non-GAAP
                                        Non-GAAP     Less:   Excluding
                                       Consolidated RAL/RT    RAL/RT
                                      ------------- ------- ----------

Net interest income                        $66,835  $2,677    $64,158
Provision for credit losses                  5,115    (281)     5,396
Non-interest income                         25,365   8,036     17,329
Non-interest expense                        54,542   2,227     52,315
                                      ------------- ------- ----------
Net income before taxes                     32,543   8,767     23,776
                                      ------------- ------- ----------
Provision for income taxes                  11,532   3,687      7,845
                                      ------------- ------- ----------
Net Income                                 $21,011  $5,080    $15,931
                                      ============= ======= ==========

Earnings per share - basic (2)             $  0.45  $ 0.11    $  0.34
Earnings per share - diluted (2)           $  0.44  $ 0.11    $  0.34
Average number of shares - basic
Average number of shares - diluted
Efficiency ratio                             58.18%  20.79%     63.01%
                                      ------------- ------- ----------




(1) Does not include interest income, provision for credit losses, non-interest income and non-interest expense associated with these business lines.
(2) Non-recurring transaction summation difference is due to rounding.




Net Interest Margin Exclusive of
 RAL:
                                  ------------------------------------
                                          For the Three-Month
                                             Periods Ended
                                   09/30/07    06/30/07    09/30/06
                                  ----------- ----------- -----------
Consolidated average earning
 assets                           $6,598,462  $6,639,927  $6,528,232
   Less: RAL - average earning
    assets                            28,329      66,881       8,601
                                  ----------- ----------- -----------
Adjusted consolidated average
 earning assets                   $6,570,133  $6,573,046  $6,519,631
                                  ----------- ----------- -----------

Tax equivalent consolidated net
 interest income                  $   60,707  $   68,376  $   64,179
Less: Net interest income
 adjustment for RAL                     (581)      2,677        (938)
           Internal funds
            transfer charge for
            RAL deposit float            931       1,951       1,443
                                  ----------- ----------- -----------
Adjusted tax equivalent
 consolidated net interest income
 (Net of RAL)                     $   60,357  $   63,748  $   63,674
                                  ----------- ----------- -----------

Net Interest Margin Exclusive of
 RAL                                    3.64%       3.89%       3.87%
                                  ----------- ----------- -----------


Net Interest Margin Exclusive of RAL:
                                               -----------------------
                                                 For the Nine-Month
                                                    Periods Ended
                                                09/30/07    09/30/06
                                               ----------- -----------
Consolidated average earning assets            $7,103,784  $6,582,045
   Less: RAL - average earning assets             437,462     203,960
                                               ----------- -----------
Adjusted consolidated average earning assets   $6,666,322  $6,378,085
                                               ----------- -----------

Tax equivalent consolidated net interest
 income                                        $  305,748  $  311,856
Less: Net interest income adjustment for RAL      106,764     110,419
           Internal funds transfer charge for
            RAL deposit float                       6,566       3,277
                                               ----------- -----------
Adjusted tax equivalent consolidated net
 interest income (Net of RAL)                  $  192,418  $  198,160
                                               ----------- -----------

Net Interest Margin Exclusive of RAL                 3.86%       4.15%
                                               ----------- -----------





Reconciliation of GAAP to Non-GAAP Measures
Page 2 of Release for 3rd Quarter Earnings
(dollars in thousands)


                   ------------------------------------ --------------
                       GAAP                                 GAAP
                    Consolidated            Non-GAAP     Consolidated
                       as of               Consolidated     as of
                      9/30/07                 as of        6/30/07
                    (unaudited)    RAL       9/30/07     (unaudited)
                   ------------------------------------ --------------
Loans
 Real estate
  Residential         $1,401,282 $    --     $1,401,282    $1,360,031
  Multi-family
   residential           285,779      --        285,779       287,392
  Non-residential      1,517,370      --      1,517,370     1,502,310
  Construction           655,424      --        655,424       621,601
 Commercial loans      1,112,027      --      1,112,027     1,077,305
 Home equity loans       379,564      --        379,564       379,407
 Consumer loans          206,312      --        206,312       213,682
 Tax refund loans
  (RAL)                    2,695  (2,695)            --        30,195
 Leases                       --      --             --            14
 Other loans               2,759      --          2,759         2,314
                   ------------- -------- ------------- -------------
 Gross loans          $5,563,212 $(2,695)    $5,560,517    $5,474,251
                   ------------- -------- ------------- -------------



                                   ----------------------- -----------
                                               Non-GAAP
                                              Consolidated  Non-GAAP
                                                 as of      Annualized
                                      RAL       6/30/07      % Change
                                   ----------------------- -----------
Loans
 Real estate
  Residential                      $     --     $1,360,031      12.13%
  Multi-family residential               --        287,392      -2.25%
  Non-residential                        --      1,502,310       4.01%
  Construction                           --        621,601      21.77%
 Commercial loans                        --      1,077,305      12.89%
 Home equity loans                       --        379,407       0.17%
 Consumer loans                          --        213,682     -13.80%
 Tax refund loans (RAL)             (30,195)            --         --
 Leases                                  --             14         --
 Other loans                             --          2,314      76.92%
                                   --------- ------------- -----------
 Gross loans                       $(30,195)    $5,444,056       8.56%
                                   --------- ------------- -----------






                        -------------------------------------- -------
                            GAAP        RAL,
                         Consolidated  Leasing     Non-GAAP
                            as of        and      Consolidated  Non-
                           9/30/06     Indirect      as of      GAAP %
                         (unaudited)   Auto (1)     9/30/06     Change
                        -------------------------------------- -------
Loans
 Real estate
  Residential              $1,301,075 $      --     $1,301,075   7.70%
  Multi-family
   residential                280,203        --        280,203   1.99%
  Non-residential           1,211,434        --      1,211,434  25.25%
  Construction                490,278        --        490,278  33.68%
 Commercial loans             958,305        --        958,305  16.04%
 Home equity loans            362,768        --        362,768   4.63%
 Consumer loans               422,003  (221,023)       200,980   2.65%
 Tax refund loans (RAL)        15,109   (15,109)            --     --
 Leases                       305,015  (305,015)            --     --
 Other loans                    2,184        --          2,184  26.33%
                        ------------- ---------- ------------- -------
 Gross loans               $5,348,374 $(541,147)    $4,807,227  15.67%
                        ------------- ---------- ------------- -------




(1) Used sold loan carrying balance at time of sale since, 100% of indirect auto loan portfolio was not sold in May 2007.




Deposits excluding RAL and San
 Diego
                                   -----------------------------------
                                    9/30/2007   6/30/2007   9/30/2006
                                   (unaudited) (unaudited) (unaudited)
                                   -----------------------------------
Total Deposits                      $4,848,647  $4,783,977  $4,932,332
Less:
     Non-interest-bearing demand
      deposits - RAL                    44,677      59,710      34,896
     Brokered CDs                       82,962     104,731     216,491
     San Diego branch deposits              --          --      25,200
                                   ----------- ----------- -----------

Total Deposits excluding RAL and
 San Diego deposits                 $4,721,008  $4,619,536  $4,655,745
                                   ----------- ----------- -----------

    CONTACT: Pacific Capital Bancorp
             Debbie Whiteley
             Executive Vice President,
             Investor Relations/Corporate Communications
             (805) 884-6680
             Debbie.Whiteley@pcbancorp.com